Exhibit 10.28

SUPPLEMENTAL LEASE EXTENSION AND MODIFICATION AGREEMENT III

This Supplemental Lease Extension and Modification Agreement is made and entered into as of the 14th day of December, 2012 between KINGFISHER LLC, a New York limited liability company having its principal place of business at PO Box 370, 1133 Route 295, East Chatham, New York 12060 (“Landlord”) and MTI MICROFUEL CELLS, INC., a New York corporation having its principal place of business at 431 New Karner Road, Albany, New York 12205 (“Tenant”), as Assignee of MECHANICAL TECHNOLOGY, INCORPORATED (“Original Tenant’).

PRELIMINARY STATEMENT

The Landlord and Original Tenant entered into a Lease Agreement (“Lease”) dated April 2, 2001, as amended by the following Amendments thereto:  First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated December 12, 2005, Third Amendment to Lease dated August 7,2006, Fourth Amendment to Lease dated August 6, 2007, Fifth Amendment to Lease dated March 31, 2009, Sixth Amendment to Lease executed by Landlord, Original Tenant and Tenant dated January 1, 2010, Seventh Amendment to Lease between Landlord and Tenant dated July 28, 2010, Lease Extension and Modification Agreement dated April 14, 2011, Lease Extension and Modification Agreement II dated July 18, 2011, Supplemental Lease Extension and Modification Agreement dated September 29, 2011, and Supplemental Lease Extension and Modification Agreement II dated March 14, 2012, and Supplemental Lease Re-Instatement and Modification Agreement dated April 12, 2012, for that certain premises at 431 New Karner Road, Albany, New York, consisting of 2,369 Gross Leasable Square Feet.

Tenant desires to extend the Lease Term for additional 3 months with an option to renew the Lease Term for an additional 3 months and a right to terminate Lease with 30 days written notice.

NOW, THEREFORE, the Landlord and Tenant agree to the following:

  Lease Term shall be extended for an additional three months and shall expire on March 31, 2012.

  Tenant shall have one option to extend the Lease Term for an additional three months.  Tenant shall exercise option by notifying Landlord in writing of Tenant’s intension by no later than March 1, 2012, which is 30 days before the end of Lease Term

  Tenant shall have the right to terminate the Lease by giving Landlord 30 day written notice that Tenant is terminating the Lease.

  Except as modified hereby, all of the terms and provisions of the Lease Agreement and all prior Amendments are hereby ratified and confirmed by the parities in all respects.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Supplemental Lease Extension and Modification Agreement as of the day and year first above written.

LANDLORD	TENANT
KINGFISHER LLC	MTI MICROFUEL CELLS, INC

By /s/Edward L. Hoe, Jr.	By /s/Kevin G. Lynch
Edward L. Hoe, Jr., Member Manager	Kevin G. Lynch, Acting CEO